UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2016

ADAMA TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53738	98-0552470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Director's Row, Suite B Jackson, Tennessee 38301
(Address of principal executive offices)

Registrant's telephone number, including area code: (731) 203-5008

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

This form is filed in order to disclose the consolidation of multiple invoices into a single promissory note.  On February 22, 2016, Adama Technologies Corp. issued this note which consisted of $535,000 12% convertible promissory note ("Note") to settle vendor debt to Vertex Systems, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 12, 2017

Adama Technologies Corp.

By:                    /s/ Eric Sills
Name:              Eric Sills
Title:                Chief Executive Officer